Lease

THIS AGREEMENT, made the 1st day of March two thousand nineteen (2019), by and between **Whanau, LLC,** a Delaware limited liability corporation, (hereinafter called Lessor), of the one part, and **Exactus Inc.** (hereinafter called Lessee), of the other part.

Lessor does hereby demise and let unto Lessee all that certain **Suite(s) #28 at 80 NE 4th Avenue, approximately 445 square feet as marked on attached drawing exhibit A,** situate in Delray Beach, County of Palm Beach, State of Florida, to be used and occupied as general offices and for no other purpose, for the term of six (6) months beginning the first day of March, two thousand nineteen (2019), and ending the 31st day of August, two thousand nineteen (2019), for the minimum total rental of Five thousand eighty Dollars ($5,080.08), lawful money of the United States of America, payable in advance, or any renewal, in sums of Eight hundred forty-six and 68/100 ($846.68), Dollars, plus sales tax, to be paid at the time of signing this lease.

1. Inability to Give Possession. If Lessor is unable to give Lessee possession of the demised premises by reason of the holding over of a previous occupant, or by reason of any cause beyond the control of the Lessor, the Lessor shall not be liable in damages to the Lessee, and during the period that the Lessor is unable to give possession, all rights and remedies of both parties hereunder shall be suspended.

2. Electric: Electric service is the responsibility of the Lessee. Lessee is responsible for service transition and billing arrangements with the power provider on the individual meter provided. In the event that separate metering is temporarily or permanently unavailable, Lessee agrees to pay the pro-rate share of usage as determined by Lessor.

3. Additional Rent.

(a) Damages for Default. Lessee agrees to pay as rent in addition to the minimum rental any and all sums which may become due by reason of the failure of Lessee to comply with all of the covenants of this lease and any and all damages, costs and expenses which the Lessor may suffer or incur by reason of any default of the Lessee or failure on his part to comply with the covenants of this lease, and each of them, and also any and all damages to the demised premises caused by any act or neglect of the Lessee.

(b) Payment of Tax and Expense Rent. Tenant shall pay Landlord during the entire Term of this Lease, as Additional Rent hereunder and in accordance with the provisions of this Section below, the Tax and Expense Rent. As used in this Lease, the following terms shall be defined as hereinafter provided:

(i) "Real Estate Taxes" shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority directly with respect to the Property as a separately assessed imposition (excluding taxes the nature of which are to be paid directly by Tenant) except that, notwithstanding the foregoing provisions of this Section:

(ii) If, at any time during the Term, the present system of ad valorem taxation of real property in the City of Delray Beach shall be changed so that, in addition to or in substitution for all or a portion of the then existing ad valorem tax on real property, there shall be assessed on Landlord or the Property a form of tax not previously imposed, such tax shall be deemed to be included within the term "Real Estate Taxes," but only to the extent that the same would be payable if the Property were the only property of Landlord;

(iii) Real Estate Taxes shall also encompass all of Landlord's reasonable expenses (including, but not limited to, reasonable attorney's fees incurred by Landlord in seeking to minimize Real Estate Taxes, whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances), provided however, that while Landlord shall carefully monitor the real estate tax assessment for the Property and reasonably consider any request by Tenant that an appeal thereof be undertaken by Landlord, Landlord shall have no obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property; and

(iv) Notwithstanding any provision of this Lease, the following shall be excluded from the definition of Real Estate Taxes: all income, excess profit, excise, franchise, estate, succession and inheritance taxes, that now exist or are adopted in the future except as to new taxes specifically included above; penalties and interest due as a result of Landlord's lateness or failure to pay taxes when due, and transfer taxes, and Excluded Taxes as that term is defined below.

(v) Tenant's Tax Share Percentage shall mean a percentage equal to a fraction, the numerator of which shall be the number of Rentable Square Feet in the Demised Premises and the denominator which shall be the total number of rentable square feet in the building, which fraction shall be expressed as a percentage. As of the date hereof, Tenant's Tax Share Percentage is agreed to be seven and 80/100 percent (7.80%).

(vi) Tax Year shall mean each calendar year, or such other period of twelve (12) months as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the governmental unit in which the Property is located, occurring during the Term of this Lease.

(vii) Tax and Expense Statement shall mean a statement provided by Landlord setting forth in reasonable detail Real Estate Taxes, Operating Expenses, and Landlord's calculation of Tax and Expense Rent for the calendar year (or portion thereof if less than a full year), Tax Year (for Real Estate Taxes only) or Operating Year (for Operating Expenses only) immediately preceding the calendar or other year in which such statement is issued. The Tax and Expense Statement shall be substantially in a form as Landlord may reasonably institute from time to time for tenants in the Building.

(viii) Operating Year shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring either in whole or in part during the Term of this Lease.

(ix) Tenant's Expense Share Percentage shall equal a fraction of the numerator of which shall be the number of Rentable Square Feet in the Demised Premises and the denominator of which shall be the total number of rentable square feet in the building, which fraction shall be expressed as a percentage. As of the date hereof, Tenant's Expense Share Percentage is agreed to be seven and 80/100 percent (7.80%).

(x) Operating Expenses shall mean the expenses incurred by Landlord in connection with the operation, repair, maintenance, protection and management of that portion of the Building which from time to time shall be used or be offered or intended for use as office space, but shall not include any expense incurred by Landlord to provide any service to any tenant of the Building that is payable by such tenant as a specific charge and shall be subject to the provisions set forth below. Operating Expenses shall include, by way of example and not of limitation, the following:

(1) Wages, salaries, fees and other compensation and payments, payroll taxes, contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits made to or on behalf of those employees of Landlord engaged in or performing services in connection with the operation, repair, maintenance, protection and management of the Property, including the following: elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Property, carpenters, engineers, firemen, mechanics, electricians, plumbers, landscapers, building superintendent and assistants, building manager, and clerical and administrative personnel. Landlord may contract for any of the foregoing to be performed by unrelated independent contractors, in which event all reasonable sums paid to such unrelated independent contractors shall be included within operating Expenses.

(2) The cost of employee uniforms, and the cleaning, pressing, repair and replacement thereof.

(3) Costs of cleaning the Property, including the facade, concourse, windows and sidewalks, costs for cleaning and removing rubbish from the Property and the costs of all labor, supplies, equipment and materials incidental to such cleaning.

(4) Premiums and other charges incurred by Landlord with respect to all insurance relating to the Property and the operation and maintenance thereof, including the following, without limitation: all risk of physical damage or fire and extended coverage insurance; public liability insurance; elevator insurance; worker's compensation and employer's liability insurance; boiler and machinery insurance; sprinkler leakage insurance; loss of rents insurance; and health, accident and group life insurance for employees (if not included above); self insurance retentions; insurance service fees; and risk management costs (including payroll, benefits and expenses).

(5) The cost of electricity utilized in all areas of the Building outside of the Demised Premises to the extent not separately metered to Building tenants. The cost of heat, water, sewer and trash removal and any and all other utility services to the

extent such services are not separately or directly payable by tenants of the Building under their respective leases.

(6) Costs incurred for operation, service, maintenance, inspection, repairs and alterations of the Property, and the heating, air-conditioning, ventilating, plumbing, outdoor underground heating coils, electrical and elevator systems of the Building and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

(7) Sales and excise taxes and the like upon any of the expenses that constitute Operating Expenses.

(8) Management fees (and costs and expenses customarily reimbursable to a managing agent) of the managing agent for the Building, if any. If there is no managing agent, or if the managing agent is affiliated with Landlord or any partner of Landlord, management fees will not exceed an amount customarily charged for management of a first class office building by an independent managing agent in Delray Beach, Florida. In no event shall management fees (exclusive of reimbursable costs) exceed ten percent (10%) of all rentals and income derived by Landlord from the Building.

(9) The cost of tools, equipment, and supplies and any replacement thereof.

(10) The cost of repainting or otherwise redecorating any part of the Building other than portions of the Building demised to tenants in the Building. Such costs shall also include painting, redecoration or other work in tenant areas of the Building which constitutes routine maintenance for the Building and is regularly or routinely done or offered to all tenants including Tenant.

(11) Displays or decorations for the facade, lobby, balconies and other public or publicly visible portions of the Property.

(12) Dues paid to associations representing landlords.

(13) The cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs for the management and administration of the Building, if incurred in an office maintained for such purposes within the Building.

(14) The cost of licenses, permits and similar fees and charges.

(15) Auditing and accounting fees, incurred in connection with the preparation of the Tax and Expense Statements specified herein.

(16) Expenses incurred in connection with the repair, maintenance and operation of the common areas, including all costs incurred by Landlord in connection with common areas to comply with governmental requirements, whether federal, state or municipal.

(17) The cost of all repairs, alterations, and replacements (other than major renovations) which are appropriate for the continued operation of the Building as a first class building, including Capital Expenditures which under generally applied real estate accounting practice are expensed or regarded as deferred expenses.

(18) All costs, including Capital Expenditures which under generally accepted real estate accounting practices are expensed or regarded as deferred expenses, associated with the acquisition and installation of any energy or cost saving devices, provided they reasonably perform their intended purposes, subject to the provisions below.

(19) All costs and expenses relating to the maintenance, operation and repair of any facility adjacent to the Property and used in the operation of the Property, but only to the extent used in the operation of the Property.

(20) Costs of employing independent contractors performing services, including, but not limited to, cleaning, janitorial, window-washing, rubbish removal, security, landscaping, electrical, painting, plumbing, elevator, heating, ventilation and air conditioning maintenance and repair, but only to the extent such costs, if the services were performed by Landlord, would be includable as Operating Expenses under this Lease.

(21) Reasonable legal fees with respect to the Property other than (a) those legal fees incurred in the negotiation of tenant leases or otherwise relating to the relationship between the Landlord and individual tenants, (b) those legal fees incurred in the financing or refinancing of the Property, (c) those legal fees incurred in enforcing any obligation of any tenant in the Building, and (d) those legal fees relating to the internal structure of Landlord and the relationship among themselves or with third parties of the persons who constitute Landlord, the relationship of Landlord to third persons having an interest in Landlord or with partners or shareholders of any persons having an interest in Landlord.

(22) The amortized portion of Capital Expenditures necessitated by casualties to the extent the same are not covered by insurance by virtue of a "deductible" or the like, however denominated, which is reasonably accepted by Landlord in Landlord's selection of insurance, insurer, type of policy and coverage (provided that Landlord complies with its obligation to obtain such insurance in accordance with the terms of this Lease).

(23) Any and all other expenditures of Landlord which arise directly in the operation, repair, maintenance or protection of the Property and which are properly expensed in accordance with generally accepted accounting principles consistently applied.

(c) If Landlord shall purchase any item of capital equipment, or incur any expenditures, as described above, which under generally accepted accounting practices for a rental office building such as the Property are capitalized (collectively the "Capital Expenditures"), then the costs for same shall be amortized on a straight line basis beginning in the operating Year of installation and

continuing for the useful life thereof with a per annum interest factor equal to two hundred (200) basis points above the Prime Rate from the date of installation of any item described above. The amount of amortization for such costs as described herein shall be included in Operating Expenses for each operating Year to which the amortization relates. If Landlord shall lease such items of capital equipment, then the rental paid pursuant to such lease shall be included in Operating Expenses for each Operating Year in which it is incurred.

(d) Except as provided for below, Operating Expenses shall be "net," and for that purpose the following subsections (i) and (ii) shall apply:

(i) Operating Expenses shall be reduced by the amounts of any reimbursement or credit received by Landlord with respect to an item or cost that is included within Operating Expenses.

(ii) If Landlord is not furnishing to any tenant any particular item, work or service which is furnished to other tenants generally because such tenant has undertaken itself to perform or obtain such work or service in lieu of such work or service being furnished by Landlord or because such tenant does not require or desire such item, work, or service, Operating Expenses for such purpose shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred by Landlord if it had furnished such work, service or item to a typical tenant.

In computing the deduction from Operating Expenses for tenant reimbursement as provided for above, reimbursements to Landlord by tenants of the Building pursuant to the operating expense provisions of any lease shall not be deducted.

(e) In determining Operating Expenses for any Operating Year during which less than fifty percent (50%) of the Rentable Square Feet of the Building shall have been occupied by tenants for more than one hundred eighty (180) days during such year, the actual Operating Expenses for such year shall be increased on the basis of all variable (but not fixed) Operating Expenses, to the amount which normally would have been incurred for such Operating Year had such occupancy of the Building been eighty five percent (85%) throughout such Operating Year, as reasonably determined by Landlord. The basis of the computation provided for by this Section shall be set forth as a schedule to the Tax and Expense Statement.

(f) Notwithstanding the other provisions of this Section, Landlord shall reasonably calculate and allocate operating Expenses among the Office units, the Retail Area of the Building and the areas, and Tenant's share shall be applied only against that portion of the Operating Expenses which have not been so allocated to the Retail Area and common areas. The basis of this calculation shall be set forth in a schedule to the Tax and Expense Statement.

(g) Exclusions. Notwithstanding any other provision of this Section, "Operating Expenses" shall not include expenditures for any of the following:

(i) Any capital addition made to the Building, including the cost to prepare space for occupancy by a new tenant, except for Capital Expenditures.

(ii) Repairs or other work occasioned by fire, windstorm or other casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance or to the extent

proceeds of insurance are not received by reason of Landlord's failure to maintain the insurance policies required by the terms of this Lease.

(iii) Advertising expenses incurred in leasing or procuring new tenants, and all leasing commissions.

(iv) Repairs or rebuilding necessitated by any taking to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding.

(v) Depreciation and amortization of the Building, other than as permitted above.

(vi) The salaries and benefits, other than those included herein, of executive officers of Landlord, if any.

(vii) Debt service payments on any indebtedness applicable to the Property, including any mortgage debt, ground rents payable under any ground lease, other encumbrances upon the Building, any related unsecured financing and any penalties, late charges, legal and accounting expenses and other costs to Landlord relating thereto.

(viii) The cost of correcting structural defects or design defects in the Building.

(ix) The compensation of management personnel to the extent not allocable to the management of the Building.

(x) Fines or penalties or legal fees or court costs incurred for violation of laws or regulations by Landlord.

(xi) Electricity separately metered to tenants in the Building.

(xii) Costs of light bulbs, lighting tubes, lamps and ballasts and cost of labor for installation and replacement in all areas of the Building occupied by any tenant.

(h) Estimated Monthly Payments; Adjustment. Tax and Expense Rent shall be paid (or credited) in the following manner:

(i) Promptly following the Commencement Date and within the first ninety (90) days of each Operating Year and Tax Year thereafter, Landlord shall provide Tenant with Landlord's written itemized estimate of the total Tax and Expense Rent for such full or partial Operating Year and full or partial Tax Year (as the case may be). Such estimate shall be based upon the most recent Tax and Expense Statement, or if such a statement does not yet exist, then upon Landlord's reasonably demonstrable good faith estimate of Operating Expenses and Real Estate Taxes for the new Operating Year and the next following Tax Year and shall on an item-by-item basis indicate the adjustment made to the prior year's expenses in arriving at such estimate and the reason for each such adjustment.

(ii) Tenant shall pay to Landlord the Estimated Monthly Tax and Expense Rent in advance, on or before the first day of each month. The Estimated Monthly Tax and Expense Rent for a period of less than one full calendar month shall be prorated on a per diem basis. Notwithstanding the foregoing, provided no Event of Default then exists, Landlord agrees to apply, until exhausted, that portion (if any) of the Tax and Security Escrow which remains

undisbursed as of the Release Date, to payment of the monthly installments of Estimated Monthly Tax and Expense Rent owing hereunder and to any adjustment owing from Tenant as defined herein, commencing with any such payments owing from Tenant in the first calendar month immediately following the calendar month in which the Release Date occurs. Upon the occurrence of an Event of Default prior to exhaustion of the Tax and Security Escrow, Landlord may elect in its sole discretion to apply the Tax and Security Escrow to the curing of such Event of Default and the payment to Landlord of any and all sums owing from Tenant in connection with or arising out of such Event of Default.

(iii) To the extent that Tenant's payments made hereunder shall exceed the actual amount of Tenant's Tax Share for any Tax Year, Landlord shall credit such excess to the estimated payment(s) of Tenant's Tax Share for the following Tax Year, or if such excess shall exist with respect to the last Tax Year occurring during the Term of this Lease, then Landlord promptly shall refund such excess to Tenant. To the extent that estimated payments of Tenant's Tax Share for any Tax Year shall be less than the actual amount of Tenant's Tax Share for any Tax Year, then Tenant, within thirty (30) days of Landlord's demand therefore, shall pay such shortfall to Landlord. In determining the amounts of Tenant's estimated monthly payments on account of any Tax Year, Tenant's monthly payment shall be determined on the basis of the then current assessment of the Property and the actual tax rate (millage) for such Tax Year (unless such tax rate has not yet been determined, in which event Landlord's reasonable estimate of such tax rate shall be used), provided, however, that Landlord at all times shall have the right to increase, and shall decrease where appropriate, such estimated payments in order to reflect any change in the assessed value of the Property and the actual tax rate for any Tax Year. Anything in this Section to the contrary notwithstanding, Landlord in all events shall have the right to adjust any of Tenant's monthly payments of Tenant's Tax Share to the extent necessary, in Landlord's reasonable judgment.

(i) Within sixty (60) days following the end of each Operating Year and Tax Year (or such longer period as reasonably may be required by Landlord in order to assemble and prepare the requisite information but in any event within ninety (90) days of the end of an Operating Year or Tax Year), Landlord shall furnish Tenant with a Tax and Expense Statement certified as true and correct in all material respects by the Chief Financial Officer of Landlord. Such Tax and Expense Statement shall set forth in reasonable detail the information described above.

(j) Following Tenant's receipt of such Tax and Expense Statement, Landlord shall promptly in writing respond to Tenant's inquiries in regard to such statement and the basis of the data reflected on such statement.

(k) Tenant shall have the right to have an independent audit of Landlord's financial records upon which such Tax and Expense Statement is based, conducted on Tenant's behalf by a firm of certified public accountants, provided that such audit is performed at the sole expense of Tenant and such other persons who shall agree with Tenant to share such expense, and provided that Landlord has no reasonable basis to object to such firm.

(l) In the event that Tenant shall request an audit of any Tax and Expense Statement, Tenant shall nevertheless make payments in accordance with such Tax and Expense Statement pending the resolution of such audit. Within 30 days after a copy of such audit has been delivered to Landlord

and Tenant, the Tax and Expense Rent payable and paid by Tenant shall be adjusted retroactively between Landlord and Tenant, based upon the result of such audit.

(m) If Tenant shall not contest any Tax and Expense Statement within one (1) year following Tenant's receipt thereof, such statement shall be deemed to have been accepted by Tenant and both Tenant and Landlord shall be bound by the same.

(n) On or before the Adjustment Date, Tenant shall pay to Landlord the following:

(i) The amount, if any, by which Tax and Expense Rent for the Operating and Tax Years (or portion thereof) covered by the Tax and Expense Statement exceeds the aggregate of Estimated Monthly Tax and Expense Rent payments paid by Tenant with respect to such year (or portion thereof); and

(ii) The amount, if any, by which the Estimated Monthly Tax and Expense Rent for the current Operating Year and Tax Year as shown on such Tax and Expense Statement, multiplied by the number of months elapsed in the years (including the month in which payment is made), exceeds the aggregate amount of payments of Estimated Monthly Tax and Expense Rent theretofore made in the year in which the Tax and Expense statement is issued.

(o) If, on any Adjustment Date, Tenant's payments of Estimated Monthly Tax and Expense Rent for the preceding or current Operating Year's or Tax Year's Tax and Expense Rent are greater than the actual Tax and Expense Rent for such preceding year or Estimated Monthly Tax and Expense Rent for the year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against installments of Rent next due.

(p) If the Term of the Lease has expired prior to the Adjustment Date for the applicable Operating Year or Tax Year and if Tenant's payments of Estimated Monthly Tax and Expense Rent either exceeds or is less than the Tax and Expense Rent due, Landlord shall send a Tax and Expense Statement to Tenant, and an appropriate payment from Tenant to Landlord, or refund from Landlord to Tenant shall be made on the Adjustment Date. The provisions of this Section shall remain in effect notwithstanding any termination of this Lease.

(q) Real Estate Tax Rent with respect to a Tax Year which is the subject of an appeal filed by or on behalf of Landlord shall be paid to Landlord on the basis of the amount reflected in the tax bill and shall not be adjusted until the final determination of the appeal. Immediately following the final determination of any appeal, Landlord will notify Tenant of the actual amount of Real Estate Taxes due for the period covered by such appeal and the adjustment, if any, to be made to Tax and Expense Rent theretofore paid by Tenant. Such notice shall constitute a supplement to the Tax and Expense Rent Statement to which it is applicable. If the actual Real Estate Taxes due result in a higher Tax and Expense Rent than theretofore paid, Tenant shall pay such entire amount of such deficiency on the Adjustment Date for such Tax and Expense Statement. If the actual Real Estate Taxes due result in a Tax and Expense Rent lower than that which was theretofore paid, Tenant shall receive a credit against the installments of Minimum Rent next coming due in the amount by which Tenant's payments on account of the Tax and Expense Rent exceeded the payments actually due for the applicable year. Or if the Term of the Lease has expired, Landlord shall refund to Tenant, on the Adjustment Date, the amount of any such overpayment.

(r) If Tenant shall pay any Tax and Expense Rent for any periods which were calculated on the basis of the qualification of the Property for a tax abatement program, and subsequently it is determined that for such periods or any portion thereof the Property was not, other than due to the neglect or misrepresentation of Landlord, entitled to the benefit of such program or that such program was invalid and a retroactive assessment is made, the Tax and Expense Rent for such periods shall be recomputed on the basis of the actual amount of Real Estate Taxes required to be paid in the absence of such abatement. Landlord will notify Tenant in writing both of any additional amounts due by Tenant by reason of such recalculations of Tax and Expense Rent for such periods in excess of Tenant's previous payments of Tax and Expense Rent and of the amount of any increase in installments payable by Tenant pursuant to the above for the balance of the current Tax Year. Tenant shall pay the entire amount of the deficiencies within sixty (60) days after receipt of Landlord's notice of the additional amount due.

(s) Certain Real Estate Tax Increases. Anything in this Lease to the contrary notwithstanding, in the event that at any time after the Commencement Date there shall be an increase ("Valuation Increase") in any tax which but for this Section would fall within the definition of Real Estate Taxes, which Valuation Increase results from an increase in the valuation of the Property for real estate tax assessment purposes related to and following a sale, transfer, refinancing or other disposition of the Building or any interest in Landlord or in the Building, then such Valuation Increase shall be phased into the definition of Real Estate Taxes as set forth below, and that portion of any Valuation Increase which at any time has not been so phased into the definition of Real Estate Taxes shall be known as "Excluded Taxes."

(t) During the first twelve (12) month period immediately following the effective date of any Valuation Increase, only such portion of the Valuation Increase shall be included in the definition of Real Estate Taxes as will not cause an increase in Tenant's Real Estate Tax Rent in excess of One and 25/100 dollar(s) ($1.25) per Rentable Square Foot, and the remainder of such Valuation Increase shall constitute Excluded Taxes. The amount of such Real Estate Tax Rent increase imposed pursuant to this Section is referred to as the ''Initial Tax Rent Increase." During the second twelve (12) month period immediately following the effective date of any Valuation Increase, an additional portion of the Valuation Increase shall be included in the definition of Real Estate Taxes such that Tenant shall be liable for only the Initial Tax Rent Increase, plus fifty percent (50%) of the amount, if any, by which the increase (''Total Rent Increase") in Real Estate Tax Rent which would result if the entire Valuation Increase were included within the definition of Real Estate Taxes exceeds the Initial Tax Rent Increase, and the remainder of such Valuation Increase shall constitute Excluded Taxes. During the third twelve (12) month period immediately following the effective date of any Valuation Increase, an additional portion of the Valuation Increase shall be included in the definition of Real Estate Taxes such that Tenant shall be liable for only the Initial Tax Rent Increase, plus seventy five percent (75%) of the portion of the amount, if any, by which the Total Tax Rent Increase exceeds the Initial Tax Rent Increase, and the remainder of such Valuation Increase shall constitute Excluded Taxes. During the fourth twelve (12) month period immediately following the effective date of any Valuation Increase, an additional portion of the Valuation Increase shall be included in the definition of Real Estate Taxes such that Tenant should be liable for only the Initial Tax Rent Increase plus ninety percent (90%) of the amount, if any, by which the Total Tax Rent Increase exceeds the Initial Tax Rent Increase, and the remainder of such Valuation Increase shall constitute Excluded Taxes. From and after the fourth (4th) anniversary of the effective date of

Valuation Increase, the entire Valuation Increase shall be included in the definition of Real Estate Taxes, and no adjustment shall be made to Tenant Real Estate Tax Rent by reason of this Section.

4. Security Deposit. Lessee shall pay to Lessor a security deposit in the amount of ZERO ($00.00) Dollars at the time of execution of the Business Lease.

5. Rent Escalator. Lessee further agrees that the annual rent above will be increased in subsequent years using the following schedule:

Year two	2%
Year three	3%
Year four	4%

6. Liquidated Damages. Any payment due to Lessor that is more than five (5) days late shall bear a late charge as liquidated damages in the amount of five percent (5%) of such late payment.

7. Mode of Payment. All rents shall be payable on the first day of each month without prior notice or demand by direct deposit into an account specified by Landlord.

8. Affirmative Covenants of Lessee. Lessee covenants and agrees that he will perform the following without demand:

(a) Payment of Rent. Pay the rent and all other charges on the days and times and at the place that they are made payable, without fail, and if Lessor shall at any time or times accept the rent or rent charges after they shall have become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Lessor's rights. Lessee agrees that any charge or payment agreed to be treated or collected as rent and/or any other charges or taxes, expenses, or costs to be paid by the Lessee may be proceeded for and recovered by the Lessor by distraint or other process in the same manner as rent due and in arrears.

(b) Cleaning, Repairing, etc. Keep the demised premises clean and free from all ashes, dirt and other refuse matter; replace all glass windows, doors, etc., broken; keep all waste and drain pipes open; repair all damage to plumbing and to the premises in general; keep the same in good order and repair as they now are, reasonable wear and tear and damage by accidental fire or other casualty not occurring through negligence of Lessee or those employed by or acting for Lessee alone excepted. The Lessee agrees to surrender the demised premises in the same condition in which Lessee has agreed to keep the same during the continuance of this lease.

(c) Requirements of Public Authorities. Comply with any requirements of any of the constituted public authorities, and with the terms of any state or federal statute or local ordinance or regulation applicable to Lessee or his use of the demised premises, and indemnify Lessor from penalties, fines, costs or damages resulting from failure so to do.

(d) Fire. Use every reasonable precaution against fire.

(e) Rules and Regulations. Comply with rules and regulations of Lessor promulgated as provided in this Agreement.

(f) Surrender of Possession. Peaceably deliver up and surrender possession of the demised premises to the Lessor at the expiration or sooner termination of this lease, promptly delivering to Lessor at its office all keys for the demised premises.

(g) Notice of Fire, etc. Give to Lessor prompt written notice of any accident, fire, or damage occurring on or to the demised premises.

(h) Agency on Removal. If Lessee shall vacate or decide at any time during the term of this lease, or shall suffer the rent to be in arrears, prior to the expiration of this lease, or any renewal, the Lessor may, at its option, forthwith cancel this lease or may enter the premises as agent for Lessee, without being liable in any way therefore, and relet the premises with or without any furniture that may be therein, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefore, applying same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to Lessee the excess of demand.

9. Negative Covenants of Lessee. Lessee covenants and agrees that he will do none of the following things without the consent in writing of Lessor:

(a) Use of Premises. Occupy the demised premises in any other manner or for any other purpose than as above set forth.

(b) Assignment and Subletting. Assign, mortgage or pledge this lease or underlet or sublease the demised premises, or any part of it, or permit any other person, firm or corporation to occupy the demised premises, or any part of it; nor shall any assignee or sublessee assign, mortgage or pledge this lease or such sublease, without an additional written consent by the Lessor, and without consent no assignment, mortgage or pledge shall be valid. If the Lessee becomes embarrassed or insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Lessee or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, or if the real or personal property of the Lessee shall be sold or levied upon by any sheriff, marshal or constable, the same shall be a violation of this covenant.

(c) Alterations, Improvements. Make any alterations, improvements, or additions to the demised premises. All alterations, improvements, additions or fixtures, whether installed before or after the execution of this lease, shall remain upon the premises at the expiration or sooner

determination of this lease and become the property of Lessor, unless Lessor shall, prior to the determination of this lease, have given written notice to Lessee to remove such alterations, improvements and additions and restore the premises to the same good order and condition in which they now are. Should Lessee fail to do so, Lessor may do so, collecting, at Lessor's option, the cost and expense from Lessee as additional rent.

(d) Machinery. Use or operate any machinery that, in Lessor's opinion, is harmful to the building or disturbing to other tenants occupying other parts of it.

(e) Removal of Goods. Remove, attempt to remove or manifest an intention to remove Lessee's goods or property from or out of the demised premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Lessor for all rent which may become due during the entire term of this lease.

(f) Vacate Premises. Vacate or desert the premises during the term of this lease, or permit the same to be empty and unoccupied.

10. Lessor's Rights. Lessee covenants and agrees that Lessor shall have the right to do the following things and matters in and about the demised premises:

(a) Inspection of Premises. At all reasonable times by itself or its duly authorized agents to go upon and inspect the demised premises and every part of it, and/or at its option to make repairs, alterations and additions to the demised premises or the building of which the demised premises is a part.

(b) Rules and Regulations. At any time or times and from time to time to make such rules and regulations as may from time to time be necessary for the safety, care and cleanliness of the premises, and for the preservation of good order. Such rules and regulations shall, when notice is given to Lessee, form a part of this lease.

(c) Sale or Rent Sign-Prospective Purchasers or Tenants. To display a "For Sale" sign at any time, and also, after notice from either party of intention to terminate this lease, or at any time within thirty (30) days prior to the expiration of this lease, a "For Rent" sign, or both "For Rent" and "For Sale" signs; and all of the signs shall be placed upon such part of the premises as Lessor shall require. Prospective purchasers or tenants authorized by Lessor may inspect the premises at reasonable hours at any time.

(d) Discontinue Facilities and Service. The Lessor may discontinue all facilities furnished and services rendered by Lessor or any of them, not expressly covenanted for, it being understood that they constitute no part of the consideration for this lease.

11. Responsibility of Lessee. Lessee agrees to be responsible for and to relieve and hereby relieves the Lessor from all liability by reason of any injury or damage to any person or property in the demised premises, whether belonging to the Lessee or any other person, caused by any fire, breakage or leakage in any part or portion of the demised premises, or any part or portion of the building of which the demised premises is a part, or from water, or rain that may leak into, issue or flow from any part of the said premises, or of the building of which the demised premises is a part,

from the drains, pipes, or plumbing work of the same, or from any place or quarter, whether such breakage, leakage, injury or damage be caused by or result from the negligence of Lessor or its servants or agents or any person or person.

Lessee also agrees to be responsible for and to relieve and hereby relieves Lessor from all liability by reason of any damage or injury to any person or thing which may arise from or be due to the use, misuse or abuse of all or any of the elevators, hatches, openings, stairways, hallways of any kind which may exist or hereafter be erected or constructed on the premises, or from any kind of injury which may be caused on the premises or of which the demised premises is a part, whether such damage, injury, use, misuse or abuse be caused by or result from the negligence of Lessor, its servants or agents or any other person or persons.

12. Responsibility of Lessor.

(a) Total Destruction of Premises. In the event that the demised premises is totally destroyed or so damaged by fire or other casualty not occurring through fault or negligence of the Lessee or those employed by or acting for him, that the same cannot be repaired or restored within a reasonable time, this lease shall absolutely cease and determine, and the rent shall abate for the balance of the term.

(b) Partial Destruction of Premises. If the damage caused as above is only partial and such that the premises can be restored to their original condition within a reasonable time, the Lessor may, at its option, restore the same with reasonable promptness, reserving the right to enter upon the demised premises for that purpose. The Lessor also reserves the right to enter upon the demised premises whenever necessary to repair damage caused by fire or other casualty to the building of which the demised premises is a part, even though the effect of such entry is to render the demised premises or a part of it untenantable. In either event the rent shall be apportioned and suspended during the time the Lessor is in possession, taking into account the proportion of the demised premises rendered untenantable and the duration of the Lessor's possession. If a dispute arises regarding the amount of rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor. Lessee shall, however, have the right to proceed by law to recover the excess payment, if any.

(c) Repairs by Lessor. Lessor shall make such election to repair the premises or terminate this lease by giving notice to Lessee at the leased premises within thirty days from the day Lessor received notice that the demised premises had been destroyed or damaged by fire or other casualty.

(d) Damage for Interruption of Use. Lessor shall not be liable for any damage, compensation or claim by reason of inconvenience or annoyance arising from the necessity of repairing any portion of the building, the interruption in the use of the premises, or the termination of this lease by reason of the destruction of the premises.

(e) Representation of Condition of Premises. The Lessor has let the demised premises in their present condition and without any representations on the part of the lessor, its officers, employees, servants and/or agents. It is understood and agreed that Lessor is under no duty to make repairs or alterations at the time of letting or at any time thereafter.

(f) Zoning. It is understood and agreed that the Lessor does not warrant or undertake that the Lessee shall be able to obtain a permit under any zoning ordinance or regulation for such use as Lessee intends to make of the said premises, and nothing in this lease shall obligate the Lessor to assist Lessee in obtaining this permit; the Lessee further agrees that in the event a permit cannot be obtained by Lessee under any zoning ordinance, or regulation, this lease shall not terminate without Lessor's consent, and the Lessee shall use the premises only in a manner permitted under such zoning ordinance or regulation.

13. Miscellaneous Agreements and Conditions.

(a) Effect of Repairs on Rental. No contract entered into or that may be subsequently entered into by Lessor with Lessee, relative to any alterations, additions, improvements or repairs, nor the failure of Lessor to make such alterations, additions, improvements or repairs as required by any such contract, nor the making by Lessor or its agents or contractors of such alterations, additions, improvements or repairs shall in any way affect the payment of the rent or other charges at the time specified in this lease.

(b) Waiver of Custom. It is hereby covenanted and agreed that notwithstanding any law, usage or custom, Lessor shall have the right at all times to enforce the covenants and provisions of this lease in strict accordance with its terms, notwithstanding any conduct or custom on the part of the Lessor in refraining from so doing at any time or times; and, further, that the failure of Lessor at any time or times to enforce its rights under these covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this lease or as having in any way or manner modified the same.

(c) Conduct of Lessee. This lease is granted upon the express condition that Lessee and/or the occupants of the premises herein leased, shall not conduct themselves in a manner which the Lessor in its sole opinion may deem improper or objectionable, and that if at any time during the term of this lease or any extension or continuation, Lessee or any occupier of the premises shall have conducted himself, herself or themselves in a manner which Lessor in its sole opinion deems improper or objectionable, Lessee shall be taken to have broken the covenants and conditions of this lease, and Lessor will be entitled to all the rights and remedies granted and reserved in this Agreement, for the Lessee's failure to observe any of the covenants and conditions of this lease.

(d) Failure of Lessee to Repair. In the event of the failure of Lessee promptly to perform the covenants of Section 4(b), Lessor may go upon the demised premises and perform such covenants, the costs, at the sole option of Lessor, to be charged to Lessee as additional and delinquent rent.

(e) Signs. It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises leased hereunder shall be first submitted to the Lessor for approval before installation of same.

14. Remedies of Lessor. If the Lessee:

(a) Does not pay in full when due any and all installments of rent and/or any other charge or payment reserved, included, or agreed to be treated or collected, as rent and/or any other charge, expense, or cost agreed to be paid by the Lessee; or

(b) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; or

(c) Vacates the demised premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied the Lessor in full for all rent and other charges then due or that may thereafter become due until the expiration of the then current term, above mentioned; or

(d) Becomes embarrassed or insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Lessee or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, or if proceedings for reorganization or for composition with creditors under any state or federal law are instituted by or against Lessee, or if the real or personal property of the Lessee shall be sold or levied upon by any sheriff, marshal or constable, then and in any or either of these events, there shall be deemed to be a breach of this lease, and ipso facto and without entry or other action by Lessor;

(1) The rent for the entire unexpired balance of the term of this lease, as well as all other charges, payments, costs and expenses agreed to be paid by the Lessee, or at the option of Lessor any part of it, and also costs and officer's commissions including watchman's wages and further including the five percent chargeable by Act of Assembly to the Lessor, shall, in addition to any and all installments of rent already due and payment herein reserved, included or agreed to be treated or collected as rent, and/or any other charge, expense or cost agreed to be paid by the Lessee which may be due and payable and in arrears, be taken to be due and payable in arrears as if by the terms and provisions of this lease, the whole balance of unpaid rent and other charges, payments, taxes, costs and expenses were on that date payable in advance; and if this lease or any part is assigned, or if the premises or any part is sublet, Lessee hereby irrevocably constitutes and appoints Lessor Lessee's agent to collect the rents due by such assignee or sublessee and apply the same to the rent due without in any way affecting Lessee's obligation to pay any unpaid balance of rent due hereunder or in the event of any of the foregoing at any time at the option of Lessor;

(2) This lease and the term hereby created shall terminate and become absolutely void without any right on the part of the Lessee to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the term of this lease, less the fair rental value of the demised premises, for the residue of the term.

15. Further Remedies of Lessor. In the event of any default as above set forth in Section 10, the Lessor, or anyone acting on Lessor's behalf, at Lessor's option:

(a) may without notice or demand enter the demised premises, breaking open locked doors if necessary to effect entrance, without liability to action for prosecution or damages for such entry or for its manner, for the purpose of distraining or levying and for any other purposes, and take possession of and sell all goods and chattels at auction, on three days' notice served in person on the Lessee, or left on the premises, and pay the Lessor out of the proceeds, and even if the rent is not due and unpaid, should the Lessee at any time remove or attempt to remove goods and chattels from the premises without leaving enough thereon to meet the next periodical payment, Lessee authorizes the Lessor to follow for a period of ninety days after such removal, take possession of and sell at auction, upon like notice, sufficient of such goods to meet the proportion of rent accrued at the time of such removal; and the Lessee hereby releases and discharges the Lessor, and his agents from all claims, actions, suits, damages and penalties, for or by reason or on account of any entry, distraint, levy, appraisement or sale; and/or

(b) may enter the premises, and without demand proceed by distress and sale of the goods there found to levy the rent and/or other charges payable as rent, and all costs and officers' commissions, included watchmen's wages and sums chargeable to Lessor, and further including a sum equal to five percent of the amount of the levy as commissions to the constable or other person making the levy, shall be paid by the Lessee, and in such case all costs, officers' commission and other charges shall immediately attach and become part of the claim of Lessor for rent, and any tender of rent without the costs, commission and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of the Lessor. Lessee hereby expressly waives in favor of Lessor the benefit of all laws now made or which may hereafter be made regarding any limitation on the goods upon which, or the time within which, distress is to be made after removal of goods, and further relieves the Lessor of the obligations of proving or identifying such goods, it being the purpose and intent of this provision that all goods of Lessee, whether upon the demised premises or not, shall be liable to distress for rent.

16. Ejectment. When this lease shall be terminated by condition broken, either during the original term of this lease or any renewal or extension, and also when and as soon as the term hereby created or any extension shall have expired, it shall be lawful for any attorney as attorney for Lessee to file an agreement for entering in any competent court an amicable action and judgment in ejectment against Lessee and all persons claiming under Lessee for the recovery by Lessor of possession of the demised premises, for which this lease shall be his sufficient warrant, whereupon, if Lessor so desires, a writ of possession may issue, without any prior proceedings whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be determined and the possession of the premises hereby demised remain in or be restored to Lessee. Lessor shall have the right upon any subsequent default or defaults, or upon the termination of this lease, to bring one or more amicable action or actions to recover possession of the said premises.

17. Affidavit of Default. In any amicable action of ejectment and/or for rent in arrears, Lessor shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary.

18. Waivers by Lessee of Errors, Right of Appeal, Stay Exemption, Inquisition. Lessee expressly agrees that any judgment, order or decree entered against him by or in any court of magistrate by virtue of the powers of attorney contained in this lease, or otherwise, shall be final, and that he will not take an appeal, certain, writ of error, exception or objection to the same, or file a motion or rule to strike off or open or to stay execution of the same, and releases to Lessor and to any and all attorneys who may appear for Lessee all errors in the proceedings, and all liability. Lessee expressly waives the benefits of all laws, now or hereafter in force, exempting any goods on the demised premises, or elsewhere from distraint, levy or sale in any legal proceedings taken by the Lessor to enforce any rights under the lease. Lessee further waives the right to petition for the stay of any execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this lease, and does voluntarily authorize the prothonotary or clerk of court to issue a writ or writs of execution for the sale of the same.

19. Right of Assignee of Lessor. The right to enter judgment against Lessee and to enforce all of the other provisions of this lease may, at the option of any assignee of this lease, be exercised by any assignee of the Lessor's right, title and interest in this lease in his, her or their own name, notwithstanding the fact that any or all assignments of the right, title and interest may not be executed and/or witnessed.

20. Remedies Cumulative. All of the remedies herein given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No termination of this lease or the taking or recovering of the premises shall deprive Lessor of any of its remedies or actions against the Lessee for rent due at the time or which, under its terms, would in the future become due as if there had been no termination, or for sums due at the time or which, under its terms, would in the future become due as if there had been no termination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

21. Condemnation. In the event that the premises demised or any part of it is taken or condemned for a public or quasi-public use, this lease shall, regarding the part so taken, terminate as of the date title shall vest in the condemnor, and rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire premises be so taken. In either event the Lessee waives all claims against the Lessor by reason of the complete or partial taking of the demised premises, and it is agreed that the Lessee shall not be entitled to any notice whatsoever of the partial or complete termination of this lease for this reason.

22. Subordination. This Agreement of Lease and all its terms, covenants and provisions are and each of them is subject and subordinate to any lease or other arrangement or right to possession, under which the Lessor is in control of the demised premises, to the rights of the owner or owners of the demised premises and of the land or buildings of which the demised premises are a part, to all rights of the Lessor's landlord and to any and all mortgages and other encumbrances now or hereafter placed upon the demised premises or upon the land and/or the buildings containing the same; and Lessee expressly agrees that if Lessor's tenancy, control, or right to possession shall terminate either by expiration, forfeiture or otherwise, then this lease shall thereupon immediately terminate and the Lessee shall, thereupon, give immediate possession; and Lessee hereby waives any and all claims for damages or otherwise by reason of such termination.

23. Notice. All notices required to be given by Lessor to Lessee shall be sufficiently given by leaving the same upon the demised premises, and written notice mailed or delivered to the offices of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this contract.

24. Lease Contains All Agreements. It is expressly understood and agreed by and between the parties that this lease and the riders attached to it and forming a part of it set forth all the promises, agreements, conditions and understandings between Lessor or its Agent and Lessee relative to the demised premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than are set forth. It is further understood and agreed that, except as otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

25. Heirs and Assignees. All rights and liabilities given to, or imposed upon, the respective parties shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of the parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements of this Agreement, and the word "Lessee" shall be deemed and taken to mean each and every person or party mentioned as a Lessee, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this lease may be given by or to any one of them, and shall have the same force and effect as if given by or to all. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing.

26. Headings No Part of Lease. Any headings preceding the text of the paragraphs and subparagraphs of this Agreement are inserted solely for convenience or reference and shall not constitute a part of this lease, nor shall they affect its meaning, construction, or effect.

IN WITNESS WHEREOF, the parties have executed these presents the day and year first above written, and intend to be legally bound.

Whanau, LLC

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Frank Revitt, Manager

Exactus Inc.

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Phil Young, C.E.O.